UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2022

CEPTON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39959	27-2447291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 West Trimble Road

San Jose, CA 95131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 408-459-7579

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.00001 per share	CPTN	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	CPTNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The description of the Extension Agreement (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference. The description of the Extension Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Extension Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. Terms used but not defined in this Current Report have the meaning given to such terms in the Current Report on Form 8-K filed by Cepton, Inc. (the “Company”) on September 8, 2022.

Item 8.01 Other Items.

As previously disclosed, on September 6, 2022 (the “Original Signing Date”), the Company and Koito Manufacturing Co., Ltd. (“Koito”), an automotive tier 1 partner of the Company, entered into the exclusivity agreement (the “Exclusivity Agreement”) which granted Koito a 30-day exclusivity period for the parties to negotiate the potential transaction contemplated by the Non-binding LOI (the “Exclusivity Period”).

In consideration of the constructive discussions and the positive progress made during the initial Exclusivity Period, on October 6, 2022, the Company and Koito entered into an agreement to extend the Exclusivity Period to 60 days after the Original Signing Date (the “Extension Agreement”).

At this time, there can be no assurances that the Company will or will not enter into any definite agreements with Koito, issue any securities to Koito (including the Proposed Preferred Stock) or otherwise enter into any other strategic corporate transactions with Koito or, following expiration of the Exclusivity Period (as it may be extended), any other third party.

Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “objective,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “milestone,” “designed to,” “proposed” or other similar expressions that predict or imply future events, trends, terms and/or conditions or that are not statements of historical matters. The Company cautions readers of this Current Report that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, the terms of any such Proposed Preferred Stock and the related rights and protections granted to Koito in connection therewith, the Company’s interest, if any, in pursuing the Proposed Preferred Stock transaction contemplated by the Non-binding LOI, the proposed terms of the Proposed Preferred Stock contemplated by the Non-binding LOI, which may vary from those expressed in the Non-binding LOI, and the ability of the Company and Koito to successfully negotiate and agree upon definitive documentation with respect thereto, the potential benefits of entering into the Exclusivity Agreement (and the Extension Agreement) and entering into and consummating the Proposed Preferred Stock transaction contemplated by the Non-binding LOI, the ability of the Company to obtain necessary approvals, including the approval of the Company’s shareholders if required, and satisfy applicable closing conditions for such proposed transaction, and the timing thereof. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Exclusivity agreement extension letter, dated October 6, 2022, by and between Cepton, Inc. and Koito Manufacturing Co., Ltd.
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPTON, INC.

Date: October 6, 2022	By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	President and Chief Executive Officer

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